Exhibit 99.1

News

For Immediate Release

EP Energy Receives Continued Listing Standard Notice from NYSE

HOUSTON, TEXAS, January 9, 2019 — EP Energy Corporation (NYSE:EPE) today announced that on January 3, 2019, EP Energy was notified by the New York Stock Exchange of its noncompliance with continued listing standards because the average closing price of its class A common stock over a prior 30 consecutive trading day period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE.

In accordance with applicable NYSE procedures, EP Energy intends to notify the NYSE within ten business days of receipt of the notification of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards.  EP Energy has a period of six months following the receipt of notice to regain compliance. EP Energy can regain compliance at any time during the six-month cure period if its common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading day period ending on the last trading day of that month.

EP Energy’s common stock will continue to be listed and traded on the NYSE during this six-month cure period, subject to the company’s compliance with other continued listing requirements set forth in the NYSE Listed Company Manual.

The NYSE notification does not affect EP Energy’s business operations or its Securities and Exchange Commission reporting requirements and does not result in a default under any of the company’s material debt agreements.

About EP Energy

The EP Energy team is driven to deliver superior returns for our investors by developing the oil and natural gas that feeds America’s growing energy needs. The company focuses on enhancing the value of its high quality asset portfolio, increasing capital efficiency, maintaining financial flexibility, and pursuing accretive acquisitions and divestitures. EP Energy is working to set the standard for efficient development of hydrocarbons in the U.S. Learn more at epenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the volatility of and potential for sustained low oil, natural gas and NGL prices; the supply and demand for oil, natural gas and NGLs;  the company’s ability to meet production volume targets; changes in commodity prices and basis differentials for oil and natural gas; the uncertainty of estimating proved reserves and unproved resources; the future level of operating and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; the company’s ability to comply with the covenants in various financing documents; the company’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risk of our lenders, trading counterparties, customers, vendors, suppliers and third party operators; general economic and weather conditions in geographic regions or markets served by the company, or where operations of the company are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in the company’s Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

Contact

Investor and Media Relations

Jordan Strauss

713-997-6791

jordan.strauss@epenergy.com